PRESS RELEASE
                                                                        Contact:
                                                                  Todd A. Gipple
                                                      Executive  Vice  President
                                                        Chief Financial  Officer
                                                                 (309)  736-3580
FOR IMMEDIATE  RELEASE
February 10, 2003
                               QCR Holdings, Inc.
         Announces Earnings Results For the Quarter Ended December 31,2002

     QCR Holdings, Inc. (NASDAQ / QCRH) today announced earnings for the quarter ended December 31, 2002 of $2.0 million, or basic earnings per share of $.74 and diluted earnings per share of $.72. For the same quarter one year ago, the Company reported earnings of $700 thousand, or basic earnings per share of $.25 and diluted earnings per share of $.24.

     Since the Company's formation in 1993, its fiscal year end had been June 30th. On August 21, 2002, the Company's Board of Directors approved a change in the fiscal year end to December 31st. To effect this change, the Company will file a Form 10-K with the Securities and Exchange Commission for the transition period July 1, 2002 through December 31, 2002.

     Earnings for the six-month transition period ended December 31, 2002 were $3.2 million, or basic earnings per share of $1.16 and diluted earnings per share of $1.13. For the same six months in 2001, the Company reported earnings of $1.3 million, or basic earnings per share of $0.51 and diluted earnings per share of $0.50.

     "We are very pleased with our strong performance during the six-month transition period," said Doug Hultquist, President and Chief Executive Officer. "In October, the Company recognized a one-time after-tax gain of $1.3 million on the sale of the independent sales organization portion of its merchant credit card operations to iPayment, Inc. Operating results for the six-month period also improved considerably, as the Company demonstrated a significant increase in net interest income of $2.4 million over the same period in 2001. Gains on sales of residential real estate loans also contributed dramatically to our earnings results for the period, as the Company realized an increase in these gains of $632 thousand over the previous year. Partially offsetting these improvements was a $1.1 million increase in our provision for loan losses, primarily due to one lending relationship at Quad City Bank and Trust."

     Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust added, "the Company experienced tremendous growth during this six-month period of more than $85 million, to end calendar year 2002 at $604.6 million in total assets. In addition to continued rapid growth at our new bank charter in Cedar Rapids, Quad City Bank & Trust grew significantly during the last half of calendar 2002 to reach the $500 million in total assets milestone at December 31, 2002, just prior to Quad City Bank's ninth anniversary."

     "The one-time gain of $1.3 million from the sale of the Company's independent sales organization related merchant credit card operations added $.47 to fully diluted earnings per share for the quarter and six-month transition period ended December 31, 2002," noted Todd Gipple, Executive Vice President and Chief Financial Officer. "Fully diluted earnings per share for the six-month transition period, without considering the one-time gain, were $0.66. This represents a 32% improvement in earnings per share over the $.50 in fully diluted earnings per share reported for the same six-month period in 2001. In addition to continued strong operating results at Quad City Bank & Trust and Quad City Bancard, Inc., Cedar Rapids Bank & Trust continues to make outstanding progress toward profitability after its first anniversary as a charter in September 2002. The new charter's after-tax operating losses were only $275 thousand for the six months ended December 31, 2002, which continue to run slightly better than anticipated, while asset growth continues to exceed expectations."

     "Cedar Rapids Bank & Trust continues to be a significant contributor to the Company's growth in assets, loans, and deposits since opening in September of
2001. We have experienced rapid growth in our first fifteen months of operations, and our bank has reached total assets of $92.3 million, net loans of $72.6 million, and deposits of $64.0 million as of December 31, 2002," noted Cedar Rapids Bank & Trust President and Chief Executive Officer, Larry Helling. He added, "We continue to add new commercial and retail banking relationships at a steady pace, and we are pleased with the market's reaction to our strategy of providing the highest levels of service and a personalized banking relationship."

     The Company's total assets increased 17% to $604.6 million at December 31, 2002 from $518.8 million at June 30, 2002. During the same period, net loans increased by $58.4 million or 15% to $442.9 million from $384.5 million at June 30, 2002. Non-performing assets increased to $5.0 million at December 31, 2002 from $2.3 million at June 30, 2002. Total deposits increased 16% to $434.7 million at December 31, 2002 from $376.3 million at June 30, 2002. Stockholders' equity rose to $36.6 million at December 31, 2002 as compared to $32.6 million at June 30, 2002.

     "The 2.7 million increase in nonperforming assets from June 30, 2002 to December 31, 2002 was primarily due to two commercial lending relationships at Quad City Bank & Trust, "explained Chief Financial Officer Gipple. He added, "The increased loan loss provisions in the six-month period ended December 31, 2002, as well as $1.2 million of charge-offs during the period, were due to the significant deterioration of one commercial lending relationship at Quad City Bank and Trust. The bank is working closely with this customer ro resolve the situation. Like many other financial institutions, some of our customers are experiencing difficulty in the lagging economy, which could lead to further increases in nonperforming assets and the need for an increased allowance for loan losses. Given the continued soft economy, management is closely monitoring the Company's loan portfolio and the need for increased provisions for possible loan losses."

     QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in merchant credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

     Special Note Concerning Forward-Looking Statements. This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," suggest," "appear," "plan," "intend," "estimate," "may," "will," "would," "could, :should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                               QCR HOLDINGS, INC.
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                                  (Unaudited)

                                                               As of
                                            --------------------------------------------
                                            December 31,     June 30,       December 31,
                                               2002             2002           2001
                                            ------------  -------------    -------------
(dollars in thousands, except share data)
SELECTED BALANCE SHEET DATA
Total assets .............................. $  604,600      $  518,828    $   462,685
Securities ................................     81,654          76,231         66,121
Total loans ...............................    449,736         390,594        342,999
Allowance for estimated loan losses .......      6,879           6,111          4,939
Total deposits ............................    434,748         376,317        343,888
Total stockholders' equity.................     36,586          32,578         30,299
Common shares outstanding..................  2,762,915       2,749,447      2,742,436
Book value per common share ...............      13.24           11.85          11.05
Full time equivalent employees ............        195             190            179
Tier 1 leverage capital ratio .............      7.79%           8.25%          9.06%


                                                               As of
                                               --------------------------------------------
                                                December 31,     June 30,       December 31,
                                                  2002            2002            2001
                                               ------------   -----------    -------------
(dollars in thousands)
ANALYSIS OF LOAN DATA
Nonaccrual loans ............................  $    4,608     $     1,560    $     1,846
Accruing loans past due 90 days or more......         431             708          1,765
Other real estate owned .....................          --              --             47
Total nonperforming assets...................       5,039           2,268          3,658

Net charge-offs                                $    1,416     $       402    $       349
  (For the 6 months ended December 31/
          For the 12 months ended June 30)

Loan mix:
  Commercial ................................  $  350,331     $   305,043    $   255,493
  Real estate ...............................      54,713          45,418         47,335
  Installment and other consumer ............      44,692          40,133         40,171
Total loans..................................     449,736         390,594        342,999

                                                  For the Quarter Ended   For the Six Months Ended
                                                       December 31,            December 31,
                                                  -------------------------------------------------
                                                    2002         2001       2002         2001
                                                  --------     ---------  ---------    ---------
(dollars in thousands, except per share data)
SELECTED INCOME STATEMENT DATA
Interest income .............................  $   8,244     $   6,895   $   16,120   $  13,846
Interest expense ............................      3,295         3,113        6,484       6,634
Net interest income .........................      4,949         3,782        9,636       7,212
Provision for loan losses ...................      1,547           631        2,184       1,040
Noninterest income ..........................      6,371         2,192        8,840       4,040
Noninterest expense .........................      6,642         4,319       11,413       8,245
Income tax expense ..........................      1,094           335        1,683         630
Net income ..................................      2,037           689        3,196       1,337

Earnings per common share (basic) ...........  $    0.74     $    0.25   $     1.16   $    0.51
Earnings per common share (diluted) .........  $    0.72     $    0.24   $     1.13   $    0.50

AVERAGE BALANCES
Assets ......................................  $ 589,546     $ 438,438   $  567,017   $  426,595
Deposits ....................................    414,043       323,377      400,046      318,951
Loans  ......................................    437,833       324,203      419,104      312,295
Stockholders' equity ........................     35,830        30,381       34,720       27,697

KEY RATIOS
Return on average assets (annualized) .......      1.38%         0.63%        1.13%        0.63%
Return on average common equity (annualized)      22.74%         9.07%       18.41%        9.65%
Net interest margin (TEY) ...................      3.61%         3.76%        3.68%        3.70%
Efficiency ratio ............................     58.62%        72.25%       61.71%       73.24%

                                                 For the Quarter Ended   For the Six Months Ended
                                                       December 31,            December 31,
                                                 ---------------------   ------------------------
                                                  2002         2001       2002           2001
                                                 ---------------------   ------------------------
(dollars in thousands, except share data)
ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs $      604 $      503   $    1,292  $     1,022
Trust department fees.............................        531        521        1,045          997
Deposit service fees ..............................       313        226          597          464
Gain on sales of loans, net .......................     1,152        771        1,865        1,233
Securities gains (losses), net ....................        62          0           62           (1)
Gain on sale of merchant credit card portfolio ....     3,460          0        3,460            0
Other .............................................       249        172          519          325
  Total noninterest income ........................     6,371      2,193        8,840        4,040

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits ....................$    3,209 $    2,484   $    6,075   $    4,774
Compensation and other expenses related to sale
  of merchant credit card portfolio................     1,414          0        1,414            0
Professional and data processing fees .............       477        412          873          785
Advertising and marketing  ........................       201        174          341          287
Occupancy and equipment expense ...................       621        608        1,323        1,138
Stationery and supplies ...........................       112        131          229          236
Postage and telephone .............................       147        121          292          229
Other .............................................       461        389          866          796
  Total noninterest expenses  .....................     6,642      4,319       11,413        8,245

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)...................... 2,755,917  2,801,180    2,752,739    2,627,969
Incremental shares from assumed conversion:
  Options .........................................    68,370     50,457       66,677       48,560
Adjusted weighted average shares (b)............... 2,824,287  2,851,637    2,819,416    2,676,529